Exhibit 15.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form F-3 of Vale S.A. (“Vale”) (No. 333-184553) and Vale Overseas Limited (No. 333-184553-01) and the Registration Statements on Form S-8 of Vale (Nos. 333-164748 and 333-172847) of our report dated February 26, 2014, relating to the financial statements of Vale S.A., which appears in this Form 20-F.

/s/ Ivan Michael Clark
Ivan Michael Clark
Engagement Partner

PricewaterhouseCoopers
Rio de Janeiro, Brazil
March 20, 2015